Exhibit 99.1
Gossamer Bio Announces Second Quarter 2021 Financial Results and Provides Corporate Update
- Seralutinib and GB004 continue to enroll ongoing Phase 2 TORREY and SHIFT-UC clinical trials for Pulmonary Arterial Hypertension (PAH) and Ulcerative Colitis (UC), respectively -
- Gossamer Announces Seralutinib Open Label Extension Data in PAH Patients -
- Gossamer to Discontinue Clinical Development of GB1275 -
- Cash, cash equivalents and marketable securities totaled $406 million as of June 30, 2021 -
SAN DIEGO — (BUSINESS WIRE) — August 9, 2021 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the second quarter of 2021 and provided a corporate update.
“I am tremendously proud of the dedication and perseverance the Gossamer team has shown this year, pressing forward with the execution of two Phase 2 studies for our lead clinical programs, seralutinib and GB004, in the face of operational challenges presented by the pandemic,” said Faheem Hasnain, Co-Founder, Chairman and Chief Executive Officer of Gossamer. “We are also very happy to share data from the first extended clinical experience of seralutinib, the first such data from an inhaled kinase inhibitor in patients with PAH. Though the pandemic limited the number of patients who were able to continue onto the OLE, these patient experiences provide additional evidence supporting the potential of seralutinib to improve the lives of PAH patients.”
Clinical-Stage Product Candidate Updates
Seralutinib (GB002): Inhaled PDGFR, CSF1R and C-KIT Inhibitor for PAH
•While the conduct of the Phase 1b study of seralutinib in patients with Functional Class II and III PAH was interrupted by the COVID-19 pandemic, two of the eight patients that completed the two-week Phase 1b study were also able to complete the optional 6-month open-label extension period.
◦Both patients entered and completed the extension study on three classes of background therapy, including oral prostacyclins.
◦No serious adverse events were reported, and no safety concerns identified with longer term treatment over a six-month period at a twice daily 90mg dose.
◦In both patients, decreases in NT-proBNP, a biomarker for right heart strain, and increases in six-minute walk distance, a potential registrational endpoint for PAH, were observed.

•Enrollment is ongoing in the TORREY Study, a Phase 2 clinical trial in patients with PAH whose disease has progressed despite standard-of-care therapy. The primary endpoint is change in pulmonary vascular resistance (PVR) from baseline at week 24. Topline data from the TORREY study are expected in the first half of 2022, subject to developments in the ongoing COVID-19 pandemic.
•Additional exploratory biomarker data from the completed seralutinib two-week Phase 1b in eight PAH patients will be presented via ePoster at the Virtual European Respiratory Society (ERS) International Congress 2021 being held virtually from September 5 – 8, 2021. Abstract content will be available online at the ERS website, starting on August 23, 2021, two weeks prior to the beginning of the virtual ERS Congress. ePoster details:
◦ePoster Title: Evidence of Target Engagement and Pathway Modulation: Biomarker Analysis of the Phase 1b Inhaled Seralutinib Study
◦Session Date: Sunday, September 5, 2021
◦Session Time: 1:15pm CEST / 7:15am EDT / 4:15am PDT
GB004: Oral, Gut-Targeted HIF-1α Stabilizer for Inflammatory Bowel Disease (IBD)
•Enrollment is ongoing in the SHIFT-UC Study, a Phase 2 clinical trial in patients with active UC despite treatment with 5-ASAs. The primary endpoint is proportion of patients with clinical remission at week 12. Topline data from the SHIFT-UC study are expected in the first half of 2022, subject to developments in the ongoing COVID-19 pandemic.
•Additional post-hoc analysis of clinical data from the completed GB004 Phase 1b in patients with active UC will be presented at the United European Gastroenterology (UEG) Virtual Week 2021 being held virtually from October 3 – 5, 2021. Presentation details:
◦Abstract Title: Assessment of Composite Endpoints Comprising Symptomatic, Histologic, Endoscopic, and Molecular Improvement in a Phase 1b Study of GB004, a Gut-Targeted, Hypoxia-Inducible Factor (HIF)-1α Stabilizer, in Mild-to-Moderate Ulcerative Colitis
◦Presenting Author: Silvio Danese, MD, PhD
◦Abstract Number: OP124
◦Session Title: IBD Clinical Trials III
◦Session Date: Monday, October 4, 2021
◦Session Time: 3:00pm CEST / 9:00am EDT / 6:00am PDT
GB1275: Oral CD11b Modulator for Solid Tumor Oncology Indications
•Gossamer will discontinue clinical development of its immuno-oncology product candidate, GB1275, which is currently in a Phase 1/2 clinical trial in solid tumor indications as a monotherapy and in combination with either pembrolizumab or chemotherapy.

Financial Results for the Quarter Ended June 30, 2021
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of June 30, 2021, were $405.9 million. The Company expects the combination of current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into the second half of 2023.
•Research and Development (R&D) Expenses: For the quarter ended June 30, 2021, R&D expenses were $44.3 million, compared to R&D expenses of $38.7 million for the same period in 2020.
•General and Administrative (G&A) Expenses: For the quarter ended June 30, 2021, G&A expenses were $11.3 million, compared to $11.7 million for the same period in 2020.
•Net Loss: Net loss for the quarter ended June 30, 2021, was $59.8 million, or $0.80 per share, compared to a net loss of $66.9 million, or $1.00 per share, for the same period in 2020.
Conference Call and Webcast
Gossamer’s management team will host a conference call and live audio webcast at 4:30 p.m. ET today, Monday, August 9, to discuss its second quarter 2021 financial results, provide a corporate update, and present the seralutinib Phase 1b open-label extension data.
The live audio webcast may be accessed through the “Events / Presentations” page in the “Investors” section of the Company's website at www.gossamerbio.com. Alternatively, the conference call may be accessed through the following:
Conference ID: 1188932
Domestic Dial-in Number: (833) 646-0603
International Dial-in Number: (929) 517-9782
Live Webcast: https://edge.media-server.com/mmc/p/ruj72hwq
A replay of the audio webcast will be available for 30 days on the “Investors” section of the Company's website, www.gossamerbio.com.
About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of enrollment of clinical trials for our product candidates; plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies; the potential clinical benefits of our product candidates; the expected impact of COVID-19; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing global outbreak of the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$44,318	$38,684	$86,145	$80,098
In process research and development	15	15,000	45	17,805
General and administrative	11,263	11,655	22,609	22,403
Total operating expenses	55,596	65,339	108,799	120,306
Loss from operations	(55,596)	(65,339)	(108,799)	(120,306)
Other income (expense), net
Interest income	141	898	334	2,496
Interest expense	(4,834)	(2,491)	(9,614)	(3,198)
Other income	457	62	606	64
Total other expense, net	(4,236)	(1,531)	(8,674)	(638)
Net loss	$(59,832)	$(66,870)	$(117,473)	$(120,944)
Net loss per share, basic and diluted	$(0.80)	$(1.00)	$(1.58)	$(1.88)
Weighted average common shares outstanding, basic and diluted	74,672,882	66,599,915	74,384,805	64,245,119

Condensed Consolidated Balance Sheet
(in thousands)
(unaudited)

BALANCE SHEET DATA:	June 30, 2021	December 31, 2020
Cash, cash equivalents, and marketable securities	$405,919	$512,628
Working capital	387,005	483,672
Total assets	432,510	539,433
Total liabilities	211,817	218,749
Accumulated deficit	(695,003)	(577,530)
Total stockholders' equity	220,693	320,684

For Investors and Media:
Bryan Giraudo, Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com